                                                                   EXHIBIT 3.3


                    SECOND AMENDED AND RESTATED BY-LAWS OF
                   ALL AMERICAN FOOD GROUP, INC., AS AMENDED





                     AS IN EFFECT AS OF NOVEMBER 12, 1996

                                            TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----

 ARTICLE I - SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    Section 1.1.  Annual Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       A.  Regularly Scheduled Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       B.  Delayed Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    Section 1.2.  Special Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    Section 1.3.  Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    Section 1.4.  Notice of Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    Section 1.5.  Quorum.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    Section 1.6.  Organization of Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    Section 1.7.  Voting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    Section 1.8.  Shareholder List.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

    Section 1.9.  Inspectors of Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3


 ARTICLE II - BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.1.  General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.2.  Number; Tenure and Qualifications. . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.3.  Regular Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.4.  Special Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.5.  Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.6.  Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    Section 2.7.  Quorum; Voting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    Section 2.8.  Participation by Conference Telephone. . . . . . . . . . . . . . . . . . . . . . .  5

    Section 2.9.  Adjournments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

                                    - i -

    Section 2.10.  Action Without a Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

    Section 2.11.  Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

    Section 2.12.  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

    Section 2.13.  Resignation; Removal; Suspension  . . . . . . . . . . . . . . . . . . . . . . . .   6

    Section 2.14.  Vacancies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


 ARTICLE III - OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

    Section 3.1.  Enumeration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

    Section 3.2.  Election; Tenure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

    Section 3.3.  Powers and Duties of Chairman of the Board.  . . . . . . . . . . . . . . . . . . .   7

    Section 3.4.  Powers and Duties of President.  . . . . . . . . . . . . . . . . . . . . . . . . .   7

    Section 3.5.  Powers and Duties of Vice-Presidents.  . . . . . . . . . . . . . . . . . . . . . .   8

    Section 3.6.  Powers and Duties of Secretary.  . . . . . . . . . . . . . . . . . . . . . . . . .   8

    Section 3.7.  Powers and Duties of Treasurer.  . . . . . . . . . . . . . . . . . . . . . . . . .   8

    Section 3.8.  Delegation of Duties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 3.9.  Compensation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 3.10. Resignation; Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 3.11. Vacancies .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


 ARTICLE IV - INDEMNIFICATION; INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 4.1   Action by Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 4.2.  Actions by or in the Right of the Corporation. . . . . . . . . . . . . . . . . . .  10

    Section 4.3.  Successful Defense.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

    Section 4.4.  Specific Authorization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

    Section 4.5.  Advancement of Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


    Section 4.6.  Right of Indemnity not Exclusive.  . . . . . . . . . . . . . . . . . . . . . . .   11

    Section 4.7.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

    Section 4.8.  Invalidity of any Provision of this Article. . . . . . . . . . . . . . . . . . .   12


 ARTICLE V - CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

    Section 5.1.  Share Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

    Section 5.2.  Shareholder Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

    Section 5.3.  Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

    Section 5.4.  Transfer Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

    Section 5.5.  Record Dates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

    Section 5.6.  Lost Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13


 ARTICLE VI - OFFICES AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 6.1.  Registered Office and Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 6.2.  Principal Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 6.3.  Additional Offices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 6.4.  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14


 ARTICLE VII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 7.1.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 7.2.  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 7.3.  Corporate Seal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

    Section 7.4.  Execution of Written Instruments.  . . . . . . . . . . . . . . . . . . . . . . .   15

    Section 7.5.  Signing of Checks, Notes, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .   15

    Section 7.6.  Voting Upon Stocks Held by the Corporation . . . . . . . . . . . . . . . . . . .   15

    Section 7.7.  Loans to Directors, Officers and Employees.  . . . . . . . . . . . . . . . . . .   15

    Section 7.8.  Reliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

    Section 7.9.  Force and Effect of By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . .   16


 ARTICLE VIII - AMENDMENT OF BY-LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


 ARTICLE IX - EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16



                                    FORM OF

                    SECOND AMENDED AND RESTATED BY-LAWS OF
                         ALL AMERICAN FOOD GROUP, INC.



                                   ARTICLE I
                                 SHAREHOLDERS

     SECTION 1.1.  ANNUAL MEETING.

        A.  REGULARLY SCHEDULED ANNUAL MEETING.    The annual meeting of the
shareholders of the Corporation shall be held each year on such date and at such time as may be designated by resolution of the Board of Directors or, in the absence of such designation, at ten o'clock in the morning on the third Tuesday of May of each year, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday.

        B.  DELAYED ANNUAL MEETING.    If, for any reason, the annual meeting
of the shareholders of the Corporation shall not be held on the day designated pursuant to Paragraph A of this Section 1.1, or on any subsequent day to which it shall have been duly adjourned, such meeting shall be called and held as a special meeting, and the same proceedings may be had and the same business may be transacted at such special meeting as may be had and transacted at any annual meeting.

     SECTION 1.2.  SPECIAL MEETINGS.    Except as otherwise provided by
applicable law, special meetings of the shareholders of the Corporation may be called by resolution of the Board of Directors and by the President and shall be called by any officer of the Corporation upon written request of shareholders holding, in the aggregate, not less than ten percent (10%) of the shares of Common Stock outstanding and entitled to vote at such meeting; such request to be in writing, to be made either in person or by registered mail addressed to the executive offices of the Corporation and to state the purpose or purposes of the proposed special meeting.

     SECTION 1.3.  PLACE OF MEETINGS.    Meetings of the shareholders of the
Corporation shall be held at the principal offices of the Corporation or at such other place or places, either within or without the State of New Jersey, as may be designated by resolution of the Board of Directors from time to time.

     SECTION 1.4.  NOTICE OF MEETINGS.    Written or printed notice, stating
the place, day, hour and, in general terms, the purpose or purposes for which the meeting is called, shall be prepared and delivered not less than ten (10) nor more than sixty (60) days prior to the date of each meeting of the shareholders of the Corporation, either personally or by mail to each shareholder of record entitled to vote at such meeting and to each other person, if any, entitled to notice thereof. If mailed, notice shall be deemed to delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation or at such other address as shall be furnished in writing by a shareholder to the Corporation for such purpose.

     Any meeting of the shareholders (whether annual or special) may be held without notice if all shareholders entitled to vote thereat are present in person or by proxy and no shareholder protests the lack of notice prior to the conclusion of the meeting, or if all such shareholders waive notice of such meeting, either in person or by proxy, in writing, either before or after the meeting.

     SECTION 1.5.  QUORUM.    Except as otherwise provided by applicable law
or the Certificate of Incorporation of the Corporation as the same may be in effect from time to time (the "Charter"), the presence, in person or by proxy, of the holders of shares entitled to cast a majority of the votes at any meeting of the shareholders of the Corporation shall constitute a quorum at such meeting. If there shall not be represented, in person or by proxy, the holders of sufficient shares to constitute a quorum in accordance with the preceding sentence, the holders of a majority of the shares so present may adjourn the meeting, from time to time, without notice other than by announcement at the meeting, until holders of the number of shares necessary to constitute a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 1.6.  ORGANIZATION OF MEETINGS.    Each meeting of the
shareholders shall be presided over by the President, or inthe absence of the President, by an acting chairman designated in advance by the Board of Directors or, in the absence of such designation, by a chairman to be chosen at such meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, if there be one, or in the absence of an Assistant Secretary, an acting secretary chosen at the meeting, shall act as secretary for such meeting.

     SECTION 1.7.  VOTING.    Except as otherwise provided by applicable law
or the Charter, at each meeting of the shareholders, every holder of record of shares of stock entitled to vote thereat shall be entitled to one (1) vote for each share of such stock standing in his or her name on the records of the Corporation on each matter submitted to a vote of the shareholders at such meeting. Except as otherwise provided by applicable law or the Charter, elections of directors shall be determined by a plurality of the votes cast and all other actions shall be determined by a majority of the votes cast. At any meeting of shareholders, a shareholder entitled to vote may do so in person or by proxy. Each proxy shall either be in writing and executed by the shareholder granting such proxy or by such shareholder's duly authorized attorney-in-fact, or given by telegram, facsimile, cable or other means of electronic communication which results in a writing, and delivered to the Inspectors of Elections at the meeting.

     SECTION 1.8. SHAREHOLDER LIST. In advance of each meeting of the shareholders of the Corporation, the officer or agent having charge of the Corporation's stock transfer books shall prepare a full, true and complete list, in alphabetical order (which may be within each class, series or group of shareholders maintained by the Corporation for ease of reference), of all shareholders entitled to vote at each meeting, with the address of each such shareholder and the number of shares registered in his or her name; which list shall be produced or available by means of a visual display at the place and during the whole time of the meeting and may be inspected for reasonable periods by any shareholder who is present at such meeting.

     SECTION 1.9. INSPECTORS OF ELECTIONS. In advance of any meeting of the shareholders, the Board of Directors may appoint one or more Inspectors of Elections to act at the meeting or any adjournment thereof. In the event that any person appointed to act as an Inspector of Elections shall fail to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. If Inspectors of Elections are not so appointed by the Board of Directors or shall fail to qualify, the chairman of the meeting may, and on the request of any shareholder shall, appoint one or more Inspectors of Elections. Each Inspector of Elections, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of Inspector of Elections with strict impartiality and according to the best of his or her abilities. If appointed, Inspectors of Elections shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the Inspectors of Elections shall make a report, in writing, of any challenge, question or matter determined by them, which report shall be prima facie evidence of the facts therein stated and shall be filed with the minutes of the meeting to which it related. If there are three or more Inspectors of Elections, the act of a majority shall govern.

                                  ARTICLE II
                              BOARD OF DIRECTORS

     SECTION 2.1.   GENERAL POWERS.    The business and the property of the
Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Charter or these By-Laws required to be exercised or done by the shareholders.

     SECTION 2.2.   NUMBER; TENURE AND QUALIFICATIONS.    The number of
directors constituting the Board of Directors shall be fixed from time to time pursuant to a resolution of the Board of Directors, but shall be no fewer than three (3) nor more than fifteen (15). Each director shall be elected annually at the annual meeting of the shareholders and shall hold office until the next succeeding annual meeting of the shareholders, and until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Directors need not been citizens of the United States, residents of the State of New Jersey or shareholders of the Corporation.

     SECTION 2.3.  REGULAR MEETINGS.    A regular meeting of the Board of
Directors to elect officers and consider such other business as may properly come before such meeting shall be held without notice other than this Section
2.3 immediately following, and at the same place as, the annual meeting of the shareholders. The Board of Directors, by resolution, may provide for additional regular meetings, which may be held without notice other than such resolution.

     SECTION 2.4.  SPECIAL MEETINGS.    Special meetings of the Board of
Directors may be called by or at the request of the President or at the request of a majority of the directors then in office. Notice of each such special meeting shall be given to each director at his business or residence in writing or by telegram, facsimile or telephonic communication. If mailed, such notice shall be deemed adequately delivered if deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) calendar days in advance of the date of such meeting. If by telegram, such notice shall be deemed adequately delivered if the telegram is delivered to the telegraph company at least two (2) calendar days in advance of the date of such meeting. If by telephone or facsimile, such notice shall be deemed adequately delivered if given at least twenty-four (24) hours in advance of the time of such meeting.

     SECTION 2.5.  PLACE OF MEETINGS.    Meetings of the Board of Directors
shall be held at such place, either within or without the State of New Jersey, as may be designated by resolution of the Board of Directors from time to time, or as may be specified in the notice or waiver of notice thereof. In the absence of such designation or specification, meetings of the Board of Directors shall be held at the principal offices of the Corporation.

     SECTION 2.6.  NOTICE.    Neither the business to be transacted at, nor
the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice thereof. Any meeting may be held without notice if all directors are present and no director protests the lack of notice prior to the conclusion of the meeting, or if all directors waive notice of such meeting, either in person or by proxy, in writing, either before or after the meeting.

     SECTION 2.7.  QUORUM; VOTING.    A majority of the members of the Board
of Directors then holding office shall constitute a quorum for the transaction of business; provided, however that a quorum shall at no time be constituted by less than one-third (1/3) of the number of directors constituting the whole Board of Directors. If there shall not be present a sufficient number of directors to constitute a quorum in accordance with the preceding sentence, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. Except as otherwise provided by applicable law or the Charter, each director shall have one (1) vote at meetings of the Board of Directors and of any committee thereof of which he or she is a member. Except as otherwise provided by applicable law or the Charter, any action approved by a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board or such committee.

     SECTION 2.8.  PARTICIPATION BY CONFERENCE TELEPHONE.     Where
appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other and participating in a meeting pursuant to this
Section 2.8 shall constitute presence in person at such meeting.

     SECTION 2.9.  ADJOURNMENTS.    Any meeting of the Board of Directors or
any committee thereof may be adjourned prior to the completion of business thereat. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) calendar days in any one adjournment. If a quorum is present at such subsequent meeting, any business may be transacted thereat that could have been transacted at the meeting which was adjourned.

     SECTION 2.10.  ACTION WITHOUT A MEETING.    Any action required or
permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior to or subsequent to such action, each member of the Board of Directors or the committee, as the case may be, shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or the committee, as the case may be.

     SECTION 2.11.  COMMITTEES.    The Board of Directors, in its discretion,
by resolution passed by a majority of the directors constituting the whole Board, may designate from among its members an executive committee and one or more other committees, each of which shall have one or more members. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting thereof. To the extent provided in the designating resolution, each committee shall have and may exercise all of the authority of the Board of Directors. Unless the Board of Directors shall otherwise provide, the presence of a majority of the members of any committee shall constitute a quorum for the purpose of transacting business thereat, the act of a majority of the members of such committee present shall be the act of the committee, and such majority may fix the time and place of the meetings of the committee. Actions taken at any meeting of a committee of the Board of Directors shall be reported to the Board of Directors at its next succeeding meeting, except that if such Board meeting is held within two (2) calendar days following the meeting of a committee, such report may be made at the second meeting of the Board of Directors succeeding such committee meeting.

     SECTION 2.12.  COMPENSATION.    The Board of Directors may determine,
from time to time, the amount of compensation which shall be paid to its members. The Board of Directors also may allow a fixed sum and expenses for attendance at each regular or special meeting of the Board or Directors or any committee thereof and may provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, such special compensation as the Board shall determine to be appropriate to the value of such services.

     SECTION 2.13. RESIGNATION; REMOVAL; SUSPENSION.    Any director may
resign at any time by giving written notice to the Board of Directors or the Secretary of the Corporation. Such resignation shall be effective upon receipt thereof by the Board of Directors or the Secretary or at such subsequent time as shall be specified in the notice of resignation. Any one or more of the directors of the Corporation may be removed, with or without cause, at any time by the affirmative vote of the majority of the votes cast by holders of shares entitled to vote for the election. A majority of the directors constituting the whole Board of Directors may remove or more of the directors for cause and may suspend one or more of the directors pending a final determination that cause for removal exists.

     SECTION 2.14.  VACANCIES.   If any vacancy shall occur in the Board of
Directors, by reason of death, resignation, increase in the authorized number of directors or otherwise, such vacancy shall be filled by a majority of the directors then in office, though less than a quorum (except as otherwise provided by applicable law), and the successor director so chosen shall hold office for the unexpired term in respect of which such vacancy occurred, and his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.


                                  ARTICLE III
                                   OFFICERS

     SECTION 3.1.  ENUMERATION.    The officers of the Corporation shall be a
President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors, from time to time, may elect a Chairman of the Board, additional Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem appropriate and may define the powers and duties of any such officers. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one capacity of such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers. Each officer chosen in the manner prescribed hereby shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this
Article III. Each such officer also shall have such powers and duties as the Board of Directors may, from time to time, confer.

     SECTION 3.2.  ELECTION; TENURE.   The officers of the Corporation shall
be elected annually by the Board of Directors at the first meeting thereof after the annual election of directors by the shareholders of the Corporation. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.

     SECTION 3.3.  POWERS AND DUTIES OF PRESIDENT.    The Chairman of the
Board, if there be one, shall have such duties, power and authority as may be assigned thereto by resolution of the Board of Directors.

     SECTION 3.4.  POWERS AND DUTIES OF PRESIDENT.    The President shall be
the chief executive officer of the Corporation. The President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall exercise the powers and perform the duties usual to a chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation. The President may appoint and discharge employees and agents of the Corporation (other than those elected by the Board of Directors) and fix their compensation and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the authority to sign and execute bonds, mortgages and other contracts, agreements, obligations and instruments of the Corporation in the name thereof and, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, may sign all certificates of the shares of the stock of the Corporation. The

President shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require. The President shall do and perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 3.5.  POWERS AND DUTIES OF VICE-PRESIDENTS.    Each
Vice-President, if there be more than one in the order of their seniority, shall, in the absence or disability of the President, possess and exercise all of the powers and may perform all of the duties of the President. Vice-Presidents shall have the authority to sign and execute bonds, mortgages and other contracts, agreements, obligations and instruments of the Corporation in the name thereof and, with the Treasurer, the Secretary or an Assistant Treasurer or an Assistant Secretary may sign all certificates of the shares of the stock of the Corporation. Vice-Presidents shall do and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     SECTION 3.6.  POWERS AND DUTIES OF SECRETARY.    The Secretary shall
attend all meetings of the Board of Directors and the shareholders and shall record all notes and minutes of the proceedings thereat in a book belonging to the Corporation kept for that purpose. The Secretary shall give or cause to be given all notices of the Corporation including, without limitation, all required notices of meetings of the shareholders and the Board of Directors. The Secretary may sign, with the President, in the name of the Corporation all instruments authorized by the Board of Directors, and when so ordered by the Board of Directors shall affix the seal of the Corporation and, shall attest thereto by his or her signature. The Secretary shall have charge of the stock records and all other books, records and papers of the Corporation (other than financial books, records and papers) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. The Secretary in general shall perform all of the duties and possess such other powers as are incident to that office, subject to the control of the Board of Directors, and shall do and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     SECTION 3.7.  POWERS AND DUTIES OF TREASURER.    The Treasurer shall have
custody of the funds and securities of the Corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever requested, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer in general shall perform such other duties and possess such other powers as are incident to that office, subject to the control of the Board of Directors, and shall do and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     SECTION 3.8.  DELEGATION OF DUTIES.    In case of the absence or
disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate all or any portion of the powers or duties of any such officer to any other officer or to any director.

     SECTION 3.9.  COMPENSATION.    The Board of Directors shall fix the
salary of the President and the Chairman of the Board, if there be one, or may delegate the authority to do so to a committee of the Board of Directors. The salaries of other officers, agents and employees of the Corporation may be fixed by the Board of Directors, by a committee of the Board, or by an officer or officers to whom such authority has been delegated by the Board of Directors or a committee thereof.

     SECTION 3.10.  RESIGNATION; REMOVAL.    Any officer may resign at any
time by giving written notice to the Board of Directors or the Secretary of the Corporation. Such resignation shall be effective upon receipt thereof by the Board of Directors or the Secretary or at such subsequent time as shall be specified in the notice of resignation. Any officer may be removed, with or without cause, at any time, by the Board of Directors. Election as an officer shall not of itself create any contract rights and the removal of an officer shall be without prejudice to his or her contract rights, if any.

     SECTION 3.11.  VACANCIES.    If the office of any officer or agent
becomes vacant by reason of death, resignation, removal from office, or otherwise, the Board of Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. The Board of Directors may leave unfilled for such period as it may fix by resolution any office except those of President, Treasurer and Secretary.


                                  ARTICLE IV
                          INDEMNIFICATION; INSURANCE

     SECTION 4.1  ACTION BY OTHERS.    The Corporation (1) shall indemnify any
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is, was or agrees to become a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or is or was serving or has agreed to serve as a director, officer, trustee employee or agent of any other enterprise (including, without limitation, any employee benefit plan), serving as such at the request of the Corporation or such constituent corporation or the legal representative of any of the foregoing person and (2) except as otherwise required by Section
4.3 hereof, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is, was or has agreed to become an employee or agent of the Corporation or of any such constituent corporation or the legal representative of any of the foregoing persons, against expenses, costs, disbursements (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by him or her in good faith and in connection with such action, suit or proceeding if he or she acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not meet the applicable standard of conduct.

     SECTION 4.2.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.   The
Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is, was or has agreed to become a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or is or was serving or has agreed to serve as a director, officer, employee or agent of any other enterprise (including, without limitation, any employee benefit plan), serving as such at the request of the Corporation or such constituent corporation or the legal representative of any of the foregoing and (2) except as otherwise required by Section 4.3 hereof, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she was or has agreed to become an employee or agent of the Corporation or of any such constituent corporation or the legal representative of any of the foregoing, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the Corporation in the performance of his or her duty to the Corporation unless, and only to the extent that, the New Jersey Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the New Jersey Superior Court or such other court shall deem proper.

     SECTION 4.3.  SUCCESSFUL DEFENSE.    To the extent that a person who may
or must be indemnified by the Corporation pursuant to Section 4.1 and Section
4.2 hereof has been successful on the merits or otherwise in defense of any action, suit proceeding referred to in such Section 4.1 or Section 4.2, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4.4.  SPECIFIC AUTHORIZATION.    Any indemnification under
Section 4.1 or Section 4.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections 4.1 and 4.2. Such determination shall be made (1) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if such a quorum of disinterested directors is obtainable, if such quorum or committee by majority vote so directs, by independent legal counsel in a written opinion, with such counsel to be designated by the Board of Directors, or (3) by the shareholders. Notwithstanding the foregoing, following any "change in control" of the Corporation of the type required to be reported pursuant to Item 1 of Form 8-K under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, any determination required hereby shall be made by independent legal counsel selected by the person seeking indemnification and reasonably acceptable to the Board of Directors, which legal counsel shall be retained at the expense of the Corporation for the purpose of making such determination.

     SECTION 4.5.  ADVANCEMENT OF EXPENSES.    Expenses incurred by any person
whom the Corporation is required to indemnify pursuant to this Article shall, and by any person whom the Corporation is permitted to indemnify pursuant to this Article may, be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as to which indemnification is sought, as authorized in the specific case, in the same manner as a determination that indemnification is proper under Section 4.4 hereof, upon receipt of an undertaking by or on behalf of the person seeking advancement of expenses, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article.

     SECTION 4.6.  RIGHT OF INDEMNITY NOT EXCLUSIVE.    The right to
indemnification and advancement of expenses provided by this Article shall not exclude any other rights which any person seeking indemnification may have or may hereafter acquire pursuant to any statute, any provision of the Charter, or any by-law, agreement, vote of shareholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, employee, agent or other person, or the legal representative of any such person, whom the Corporation is required or permitted to indemnify pursuant to this Article, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 4.7. INSURANCE. The Corporation may purchase and maintain insurance, at its expense and on its behalf and on behalf of any person whom the Corporation is required or permitted to indemnify pursuant to this Article against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her having a status or serving, having serviced, or having agreed to serve in a capacity giving rise to such expenses or liability, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article, applicable law, or otherwise.

     SECTION 4.8.  INVALIDITY OF ANY PROVISION OF THIS ARTICLE.    The
invalidity or unenforceability of any provision of this Article IV shall not affect the validity or enforceability of the remaining provisions of this Article.


                                   ARTICLE V
                                 CAPITAL STOCK

     SECTION 5.1.  SHARE CERTIFICATES.    Each holder of shares of the capital
stock of the Corporation shall be entitled to a certificate or certificates, in a form (which may include cards punched, magnetically coded or otherwise treated so as to facilitate machine or automatic processing) approved by the Board of Directors, which shall represent and certify the number, class and series of shares owned by him or her in the Corporation. Certificates shall be consecutively numbered. Each certificate shall be signed by the Chairman of the Board of Directors, if there be one, the President or a Vice-President, and also by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer (any of which signature may be facsimile) and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be valid unless it is signed in the manner prescribed by the preceding sentence. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     SECTION 5.2. SHAREHOLDER RECORDS. The name of the person owning the shares represented by each stock certificate issued by the Corporation, together with the number, class and series of shares represented thereby and the date of issue, shall be entered on the Corporation's books. The Corporation shall be entitled to treat the holder of record of shares on its books as the holder in fact and shall not be required to recognize any equitable or other claim to or interest in the shares.

     SECTION 5.3. TRANSFER OF SHARES.    Shares of the capital stock of the
Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by such holder's attorney, upon surrender of certificates for a like number of shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require. Upon presentation of adequate evidence of the validity of the transfer pursuant to this Section 5.3, the surrendered certificates shall be canceled, new certificates shall be issued to the person entitled thereto, and the transaction recorded on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 5.4.  TRANSFER AGENT.    The Board of Directors may appoint a
transfer agent and a registrar of transfers, and may require that all stock certificates bear the signature (which may be a facsimile) of such transfer agent and such registrar of transfers.

     SECTION 5.5.  RECORD DATES.    The Board of Directors may fix, in
advance, a date as the record date for determining the Corporation's shareholders entitled to notice of and to vote at a meeting of the shareholders, or to receive the payment of any dividend or the distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in order to make a determination of shareholders for any other proper purpose. The record date may not be more than sixty (60) days and, in the case of a meeting of the shareholders, not less than ten (10) days, prior to the date on which the event or action requiring the determination of shareholders is to occur or be taken.

     SECTION 5.6.  LOST CERTIFICATES.    In the event that any certificate
representing shares of capital stock of the Corporation is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of like tenor for the same number of shares in replacement thereof. The Board, in its discretion, may, as a condition precedent to issuance of such a new certificate, require the owner of the certificate being replaced, or the legal representative thereof, to make an affidavit or affirmation setting forth such facts as to the events necessitating the issuance of a new certificate as the Board deems necessary and to give the Corporation a bond in such reasonable amount as the Board may determine to indemnify the Corporation against any claim against the Corporation on the certificate being replaced.

                                  ARTICLE VI
                              OFFICES AND RECORDS

     SECTION 6.1.  REGISTERED OFFICE AND AGENT.    At the time of adoption of
these By-Laws, the address of the Corporation's registered office in the State of New Jersey is 150 Elm Street, Westfield, New Jersey 07090 and the name of the registered agent at such address is Dwyer & Canellis, P.A. The Corporation may change its registered office or its registered agent or both from time to time by resolution of the Board of Directors.

     SECTION 6.2.  PRINCIPAL OFFICE.    At the time of adoption of these
By-Laws, the address of the principal office of the Corporation is 9 Law Drive, Fairfield, New Jersey 07006. The Corporation may change its principal office from time to time by resolution of the Board of Directors.

     SECTION 6.3.  ADDITIONAL OFFICES.    The Corporation may have such other
offices, either within or without the State of New Jersey, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

     SECTION 6.4.  BOOKS AND RECORDS.    The books and records  of the
Corporation may be kept outside of the State of New Jersey at such place or places as the Board of Directors may from time to time designate; provided, however, that the Corporation shall keep at its principal office, its registered office or the office of its transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the date when they respectively became the owners of record thereof.


                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.1.  FISCAL YEAR.    Unless otherwise determined by resolution
of the Board of Directors, the Corporation's fiscal year shall commence on the first (1st) day of November of each calendar year and end on the thirty-first
(31st) day of October of each next succeeding calendar year.

     SECTION 7.2.  DIVIDENDS.    The Board of Directors may, from time to
time, declare, and the Corporation may pay, dividends on the outstanding shares of the Corporation's capital stock entitled to receive such dividends in accordance with the terms thereof, in the manner and upon the terms and conditions determined by the Board of Directors.

     SECTION 7.3.  CORPORATE SEAL.    The seal of the Corporation shall have
inscribed thereon the name of the Corporation and the year and state of its incorporation and may be altered from time to time at the direction of the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or otherwise reproduced.

     SECTION 7.4.  EXECUTION OF WRITTEN INSTRUMENTS.    Contracts, deeds,
documents and other written instruments shall be executed by the Chairman of the Board, if there be one, the President or any Vice-President and countersigned or attested by the Secretary or the Treasurer or any Assistant Secretary or Assistant Treasurer, unless the Board of Directors, in a particular situation, shall designate another procedure for their execution.

     SECTION 7.5.  SIGNING OF CHECKS, NOTES, ETC.    Checks, drafts, notes and
demands for money shall be signed, subject to any conditions or limitations imposed by the Board of Directors, and bills receivable, drafts and other evidences of indebtedness to the Corporation shall be endorsed for the purpose of discount or collection, by the Chairman of the Board if there be one, the President, any Vice-President, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer, or by such other person as the Board of Directors may from time to time designate.

     SECTION 7.6. VOTING UPON STOCKS HELD BY THE CORPORATION.    Unless
otherwise specifically ordered by the Board of Directors, the President shall have full power and authority, on behalf of the Corporation, to attend, to act and to vote at any meeting of the security holders of any other corporation, partnership or other enterprise the securities of which are owned or controlled by this Corporation and, at any such meeting, such officer shall possess and may exercise any and all the rights and powers incident to the ownership of such securities, and which the Corporation might possess and exercise if present. The Board of Directors by resolution, from time to time may confer like powers upon any other person or persons.

     SECTION 7.7.  LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES.    The
Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any director, officer or employee of the Corporation or any subsidiary thereof whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance reasonably may be expected to benefit the Corporation. Any such loan, guarantee or assistance may be made with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and subject to such other conditions as the Board of Directors may determine.

     SECTION 7.8.  RELIANCE.    Each director, in the performance of his or
her duties as a member of the Board of Directors or any committee thereof, shall not be liable with regard to any act or failure to act in reliance in good faith upon (i) the opinion of counsel for the Corporation; (ii) written reports setting forth financial data concerning the Corporation and prepared by an independent public accountant or certified public accountant or a firm of such accountants; (iii) the financial statements, books of account or reports of the Corporation represented to him or her to be correct by the President, the officer of the Corporation having charge of its books of account, or the person presiding at a meeting of the Board of Directors; or
(iv) written reports of committees of the Board of Directors.

     SECTION 7.9.  FORCE AND EFFECT OF BY-LAWS.    These By-Laws are subject
to the provisions of the New Jersey Business Corporation Act (the "Act") and the Charter, as each of them may be amended from time to time. If any provision of these By-Laws is inconsistent with any provision of Act or the Charter as in effect from time to time, the provision of the Act or the Charter shall govern, to the extent of such inconsistency.


                                 ARTICLE VIII
                             AMENDMENT OF BY-LAWS

     These By-Laws may be amended, added to, rescinded or repealed, in whole or in part, at any meeting of the Board of Directors or of the shareholders, provided that notice of the proposed action in respect of these By-Laws shall be stated in the notice of such meeting of the Board of Directors or the shareholders, as the case may be, or the waiver of notice thereof, unless all of the directors or the holders of record of all of the shares of stock of the Corporation issued and outstanding and entitled to vote are present at such meeting of the Board of Directors or the shareholders, as the case may be.


                                  ARTICLE IX
                                EFFECTIVE DATE

     These By-Laws shall take effect as of the date of effectiveness of the Second Restated Certificate of Incorporation of the Corporation, (the "Effective Date"), the date of approval hereof by the Board of Directors. As of the Effective Date, these By-Laws shall replace and supersede for all purposes, all existing and prior by-laws of the Corporation, which shall be repealed as of the Effective Date.